Our Ref : PSL/Vitaxel/0920/0108

1 September 2020

PRIVATE & CONFIDENTIAL

MR LEONG YEE MING, RYAN
c/o Interasan Focus Agency
As At Present

Dear Mr Leong

RE : CONSULTANCY FEE

The above matter refers.

Due to the current situation that the Company is facing during this period of COVID-19 Pandemic, the Company's business has been affected and will be seeing financial downturn in the next few months. In order for the Company to continue to maintain the workforce, the Company have look into all area especially the payroll costing.

We would like to inform you that with effective 1 September 2020 your monthly consultancy fee will be revised to RM13,600.00 per month. During this period your working hours per day shall be reduced to 10% for a period of 6 months. Any further changes in the future, the Company shall update you accordingly.

Other terms and condition shall remain unchanged as per your letter of appointment dated 1 November 2015.

Kindly sign and return a copy of this letter for the above.

Yours faithfully
VITAXEL SDN BHD

BERNARD LIM WEE KIAT
Chairman

I, **MR LEONG YEE MING, RYAN c/o Interasan Focus Agency (Company No. 002345452-W)** hereby accept the revised Consultancy Fee to RM13,600.00 which take effect from 1 September 2020.

NAME : DATE :

SIGNATURE :